UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
DIGITAL DOMAIN MEDIA GROUP, INC.
(Name of Registrant As Specified In Its Charter)
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(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

DIGITAL DOMAIN MEDIA GROUP, INC.

10250 SW Village Parkway

Port St. Lucie, FL  34987

(772) 345-8000

Dear Shareholder:

The accompanying Information Statement is furnished to holders of shares of common stock, par value $0.01 per share (“Common Stock”), of Digital Domain Media Group, Inc. (the “Company”, “our”, “we” or “us”).  On May 6, 2012, the Company entered into certain agreements with a group of institutional investors (the “Purchasers”) to enable the Company to retire and refinance its existing $27.4 million senior secured debt obligation owing to its then senior secured lender (the “Existing Senior Lender”), which was otherwise due and payable by September 30, 2012.  In particular, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the Purchasers pursuant to which the Company issued and sold to the Purchasers senior secured convertible notes (the “Senior Notes”) in the aggregate original principal amount of $35.0 million, convertible into shares of Common Stock pursuant to the terms thereof, and warrants (the “Warrants”) to purchase up to 1,260,288 shares of Common Stock, for an aggregate purchase price of $35.0 million (the “Offering”).

Concurrently with the execution and delivery of the Purchase Agreement, the Company entered into certain agreements with the Existing Senior Lender, pursuant to which, among other things, the Company agreed to use a portion of the proceeds received by it in connection with the Offering to make payments to the Existing Senior Lender with respect to the outstanding loans to the Company held by the Existing Senior Lender, such that the Company’s aggregate obligation thereunder was reduced to $8.0 million which was evidenced by a new secured convertible note in favor of the Existing Senior Lender with an original principal amount of $8.0 million (the “Subordinated Note”), convertible into shares of the Common Stock in accordance with the terms thereof.  The foregoing transactions were consummated on May 7, 2012.

The Common Stock is listed on the New York Stock Exchange.  Under the rules of the New York Stock Exchange, the holders of a majority of the outstanding shares of Common Stock must approve the issuance of any and all securities issuable pursuant to the terms of the Senior Notes, the Subordinated Note, and the Warrants.  By written consent dated as of May 7, 2012, the holders of a majority of the outstanding shares of the Common Stock on such date approved the issuance of any and all securities issuable pursuant to the terms of the Senior Notes, the Subordinated Note, and the Warrants (whether upon conversion, exercise or otherwise pursuant thereto) (the “Shareholder Action”).

The accompanying Information Statement is being provided to you for your information to comply with the requirements of the Securities Exchange Act of 1934, as amended.  You are urged to read the Information Statement carefully in its entirety.  However, no action is required on your part in connection with this document, including with respect to the issuance of the Senior Notes, the Subordinated Note, the Warrants and the shares of Common Stock issuable upon the conversion and exercise thereof.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under the rules of the Securities and Exchange Commission, the Shareholder Action will not be effective until 20 calendar days after we have mailed this Information Statement to our shareholders.  As a result, the Senior Notes and the Subordinated Note will not be convertible and the Warrants will not be exercisable to the extent that shareholder approval is required to issue the underlying shares until the Shareholder Action is effective.  You are urged to read the Information Statement in its entirety for a description of the action taken by a majority of our shareholders.

By Order of the Board of Directors of
Digital Domain Media Group, Inc.

John C. Textor
Chairman and Chief Executive Officer

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF DIGITAL DOMAIN MEDIA GROUP, INC.

DIGITAL DOMAIN MEDIA GROUP, INC.

10250 SW Village Parkway

Port St. Lucie, FL  34987

(772) 345-8000

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

June      , 2012

About this Information Statement

This Information Statement is being mailed on or about June     , 2012 to the holders of record at the close of business on June 7, 2012 of shares of common stock, par value $0.01 per share (“Common Stock”), of Digital Domain Media Group, Inc., a Florida corporation (the “Company,” “we,” “us” or “our”).

On May 6, 2012, the Company entered into certain agreements with a group of institutional investors (the “Purchasers”) to enable the Company to retire and refinance its existing $27.4 million senior secured debt obligation owing to its then senior secured lender (the “Existing Senior Lender”), which was otherwise due and payable by September 30, 2012.  In particular, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the Purchasers pursuant to which the Company issued and sold to the Purchasers senior secured convertible notes (the “Senior Notes”) in the aggregate original principal amount of $35.0 million, convertible into shares of Common Stock pursuant to the terms thereof, and warrants (the “Warrants”) to purchase up to 1,260,288 shares of Common Stock, for an aggregate purchase price of $35.0 million (the “Offering”).

Concurrently with the execution and delivery of the Purchase Agreement, the Company entered into certain agreements with the Existing Senior Lender, pursuant to which, among other things, the Company agreed to use a portion of the proceeds received by it in connection with the Offering to make payments to the Existing Senior Lender with respect to the outstanding loans to the Company held by the Existing Senior Lender, such that the Company’s aggregate obligation thereunder was reduced to $8.0 million which was evidenced by a new secured convertible note in favor of the Existing Senior Lender with an original principal amount of $8.0 million (the “Subordinated Note”), convertible into shares of the Common Stock in accordance with the terms thereof (the “Debt Exchange”).  The foregoing transactions were consummated on May 7, 2012.

The Common Stock is listed on the New York Stock Exchange (the “NYSE”).  Under the rules of the NYSE, the holders of a majority of the outstanding shares of Common Stock must approve the issuance of any and all securities issuable pursuant to the terms of the Senior Notes, the Subordinated Note, and the

Warrants.  By written consent dated as of May 7, 2012, the holders of a majority of the outstanding shares of the Common Stock on such date approved the issuance of any and all securities issuable pursuant to the terms of the Senior Notes, the Subordinated Note, and the Warrants (whether upon conversion, exercise or otherwise pursuant thereto) (the “Shareholder Action”).

Under the rules of the Securities and Exchange Commission (the “SEC”), the Shareholder Action will not be effective until 20 calendar days after we have mailed this Information Statement to our shareholders.  The Senior Notes and Subordinated Note will not be convertible and the Warrants will not be exercisable to the extent that shareholder approval is required to issue the underlying shares until the Shareholder Action is effective.

For further information about the Offering, the Debt Exchange and the related transactions, see the sections entitled “Overview” and “Summary of Transactions” in this Information Statement.

Overview

On May 6, 2012, the Company entered into certain agreements with a group of institutional investors to enable the Company to retire and refinance its existing $27.4 million senior secured debt obligation owing to the Existing Senior Lender, which was otherwise due and payable by September 30, 2012.  The Company also entered into a new agreement with the Existing Senior Lender, which includes a new convertible note replacing the Existing Senior Lender’s existing convertible note.  The foregoing transactions are described in more detail below.

Summary of Transactions

The following is a summary of the material terms of the agreements relating to the Offering, the Debt Exchange, and related transactions.  The following summary is qualified in its entirety by reference to the respective complete texts of the applicable underlying definitive agreements, which we have filed with the SEC as exhibits to our Current Report on Form 8-K filed with the SEC on May 8, 2012.  We urge you to read these agreements in their entirety.

Sale and Issuance of Convertible Notes and Warrants

On May 6, 2012, the Company entered into the Purchase Agreement with the Purchasers pursuant to which the Company issued and sold to the Purchasers the Senior Notes and the Warrants for an aggregate purchase price of $35.0 million.  The initial conversion price of the Senior Notes is $9.72 per share, subject to adjustment as provided in the Senior Notes.  The initial exercise price of the Warrants is $9.72 per share, subject to adjustment as provided in the Warrants.  Such issuance and sale were consummated on May 7, 2012.

The indebtedness evidenced by the Senior Notes bears interest at 9.0% per annum, compounded quarterly, payable quarterly in arrears, and matures on the fifth anniversary of the issuance date.  Upon the occurrence of an Event of Default (as such term is defined in the Senior Notes), the interest rate shall be adjusted to a rate of 15.0% per annum.  The Purchasers may require the Company to redeem all or any portion of the Senior Notes upon the occurrence of an Event of Default (as such term is defined in the Senior Notes) or a Change of Control (as such term is defined in the Senior Notes).  The Senior Notes also contain, among other things, certain affirmative and negative covenants, including, without limitation, limitations on indebtedness, liens, and restricted payments and certain financial covenants.

The Senior Notes will amortize in equal monthly installments commencing on the earlier of (a) the effective date of the initial registration statement filed in accordance with the terms of the Registration Rights Agreement (as defined below) or (b) the six-month anniversary of the closing date.  The Senior Notes may be converted into shares of the Common Stock, at the option of the holders thereof, at any time following issuance of the Senior Notes.  The Senior Notes are redeemable at the option of the Company if the Common Stock trades at a level equal to 175% of the initial conversion price for any 30 consecutive trading days commencing on the date of issuance of the Senior Notes.

On certain Adjustment Dates (as such term is defined in the Senior Notes), the conversion price applicable to the Senior Notes will be adjusted to the lesser of (a) the then current conversion price and (b) the market price of the Common Stock on such date.  The Senior Notes have anti-dilution protection in the event that the Company issues securities at an equivalent value less than the conversion price, and the conversion price is also subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions.  The Company has agreed to pay each amortization payment in shares of Common

Stock, provided that certain conditions are met.  The conversion rate applicable to any amortization payment in shares of Common Stock will be the lower of (a) the conversion price then in effect and (b) a price equal to 85.0% of (i) the aggregate of the volume-weighted average prices of the Company’s shares of common stock for each of the ten lowest trading days during the 20 consecutive trading day period ending on the applicable amortization payment date, divided by (ii) 10.  The Company is generally prohibited from issuing shares of common stock upon conversion of the Senior Notes if such conversion would cause the Company to breach its obligations under the rules or regulations of the NYSE, or such other stock market on which the Common Stock is then traded.

The obligations of the Company under the Senior Notes are secured pursuant to the terms of a security and pledge agreement and a Canadian security and pledge agreement covering all of the assets of the Company and its subsidiaries (other than inactive subsidiaries) (the “Collateral”) and conferring on the Purchasers, subject to Permitted Liens (as such term is defined in the Purchase Agreement), a first-priority security interest in the Collateral.  The security and pledge agreements also contain customary representations, warranties, and covenants.  In addition, all of the obligations of the Company under the Senior Notes are guaranteed by certain of the Company’s subsidiaries pursuant to the terms of a guaranty.

Under the terms of the Warrants, the holders thereof are entitled to exercise the Warrants to purchase up to an aggregate of 1,260,288 shares of the Common Stock at an initial exercise price of $9.72 per share, during the five-year period beginning on the closing date.  On certain Adjustment Dates (as defined in the Warrants), the exercise price applicable to the Warrants will be adjusted to the lesser of (a) the then current exercise price and (b) the market price of the Common Stock on such date.  The exercise price of the Warrants is also subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions.  The Company is generally prohibited from issuing shares of common stock upon exercise of the Warrants if such exercise would cause the Company to breach its obligations under the rules or regulations of the NYSE, or such other stock market on which the Common Stock is then traded.

In connection with the financing transaction described above, the Company entered into a registration rights agreement pursuant to which it agreed to file a registration statement with the SEC relating to the offer and sale by the Purchasers of the shares of the Common Stock issuable upon the conversion of the Senior Notes and the exercise of the Warrants.  Pursuant to the terms of the registration rights agreement, the Company is required to file the registration statement within 30 days of the closing date and to use its reasonable best efforts for the registration statement to be declared effective 90 days after the closing date.

The Senior Notes and the Warrants were issued pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), as transactions not involving a public offering.

Of the gross proceeds received by the Company in connection with this transaction, $19.5 million was used to retire certain loans held by the Existing Senior Lender that were due later this year and $2.5 million was used to repurchase shares of Common Stock issued upon the exercise of existing warrants held by the Existing Senior Lender. The remaining $13 million will be available for general corporate purposes, including payment of a placement agent fee of $2.45 million to Cowen and Company, who served as the sole placement agent for the offering of the Senior Notes and the Warrants.

Exchange of Outstanding Debt with Existing Lender

On May 6, 2012, concurrently with the execution and delivery of the Purchase Agreement, the Company entered into an Omnibus Consent and Agreement re Restructuring with the Existing Senior Lender, pursuant to which, among other things, the Company agreed to (a) use a portion of the proceeds received by it in connection with the financing transaction described above to make payments to the Existing Senior Lender with respect to the outstanding loans to the Company held by the Existing Senior Lender, such that the aggregate outstanding principal balance thereof was reduced to $8.0 million, and (b) repurchase all but 145,000 shares (the “Retained Shares”) of Common Stock received by the Existing Senior Lender upon full exercise of an outstanding warrant to purchase shares of Common Stock held by the Existing Senior Lender.  The aggregate amount paid to the Existing Senior Lender in satisfaction of outstanding indebtedness and in repurchasing such shares, as described above, was $22.5 million, plus certain fees and expenses that the Company agreed to pay.

In connection with the foregoing, the Company and the Existing Senior Lender entered into a debt exchange agreement (the “Debt Exchange Agreement”), pursuant to which, among other things, the Company exchanged the remaining outstanding original principal balance under its outstanding loans held by the Existing Senior Lender for a new subordinated secured convertible note in favor of the Existing Senior Lender with an original principal amount of $8.0 million (the “Subordinated Note”), which Subordinated Note, inclusive of any and all accrued interest on the Subordinated Note and other fees, costs, and amounts owing thereunder, is convertible into shares of Common Stock, in accordance with the terms thereof.  The debt exchange transaction was consummated on May 7, 2012.

The indebtedness evidenced by the Subordinated Note bears interest at 10.0% per annum, compounded quarterly, payable quarterly in arrears, and matures on June 30, 2016.  Upon the occurrence of an Event of Default (as such term is defined in the Subordinated Note), the interest rate shall be adjusted to a rate of up to 21.0% per annum, with the actual rate of such penalty interest to be contingent upon the nature of the Event of Default.  The Existing Senior Lender may require the Company to redeem all or any portion of the Subordinated Note upon the occurrence of an Event of Default (as such term is defined in the Subordinated Note).  The Subordinated Note also contains, among other things, certain affirmative and negative covenants, including, without limitation, limitations on indebtedness, liens, and restricted payments.

The initial conversion price under the Subordinated Note is (a) $2.50 per share for payment of any portion of the original principal amount and (b) $5.50 per share for payment of any other amounts owing thereunder, subject to adjustment as provided in the Subordinated Note.  The Subordinated Note has anti-dilution protection in the event that the Company issues securities at an equivalent value less than the applicable conversion price, and the conversion price is also subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions.  The Company is generally prohibited from issuing shares of common stock upon conversion of the Subordinated Note if such conversion would cause the Company to breach its obligations under the rules or regulations of the NYSE, or such other stock market on which the Common Stock is then traded.

The obligations of the Company under the Subordinated Note are secured pursuant to the terms of a security and pledge agreement and a Canadian security and pledge agreement covering all of the Collateral and conferring on the Existing Senior Lender, subject to Permitted Liens (as such term is defined in the Debt Exchange Agreement), a security interest in the Collateral.  The security and pledge agreements also contain customary representations, warranties, and covenants.  In addition, all of the obligations of the Company under the Subordinated Note are guaranteed by certain of the Company’s subsidiaries pursuant to the terms of a guaranty.  The Company also entered into a subordination and intercreditor agreement with the Existing Senior Lender and the collateral agent for the Senior Notes, setting forth the seniority and respective rights to collateral among the Existing Senior Lender and the holders of the Senior Notes.

In connection with the Debt Exchange, the Company entered into a registration rights agreement with the Existing Senior Lender pursuant to which it agreed to file a registration statement with the SEC relating to the offer and sale of the shares of the Common Stock issuable upon conversion of the Subordinated Note and the Retained Shares.  Pursuant to the registration rights agreement, the Company is required to file the registration statement within 30 days of the closing date and to use its reasonable best efforts for the registration statement to be declared effective 90 days after the closing date of the Debt Exchange.

The Subordinated Note was issued pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act as a transaction not involving a public offering.

Outstanding Voting Securities

The Company has fixed the close of business on June 7, 2012 as the record date for purposes of determining the shareholders entitled to receive copies of this Information Statement.  As of the record date, there were                 shares of Common Stock outstanding.  Each issued and outstanding share of Common Stock has one vote on any matter submitted to a vote of shareholders.  On the date of the Shareholder Action, the shareholders party thereto held                 shares, or approximately       % of the then outstanding shares of Common Stock.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information about beneficial ownership of the Common Stock as of June     , 2012 (unless otherwise noted) by (i) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of the Common Stock, (ii) each of the Company’s directors and named executive officers and (iii) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had, to our knowledge, sole voting and investment power with respect to the shares listed next to the person’s name.

	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

Executive Officers and Directors
John C. Textor (2)
Jonathan F. Teaford (3)
John M. Nichols (4)
Edwin C. Lunsford, III (5)
Jody R. Madden
Darin K. Grant
Cliff A. Plumer (6)
Ed J. Ulbrich(7)
Jeffrey W. Lunsford(8)
Kevin C. Ambler(9)
Casey L. Cummings(10)
John W. Kluge, Jr.(11)
Kaleil Isaza Tuzman(12)
All directors and executive officers as a group (13 persons)			%

5% Shareholders
PBC GP III, LLC(13)
Comvest Capital II, LP(14)

*                                         Beneficial ownership percentage is less than 1%.

(1)                                  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after June    , 2012, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock held by them. Applicable percentage ownership is based on            shares of the Common Stock outstanding as of June    , 2012.

(2)                                  Consists of (i)            shares of the Common Stock, (ii)            shares of the Common Stock underlying options that are exercisable within 60 days of June    , 2012 and (iii)             shares of the Common Stock held by Wyndcrest DD Investment Holdings, LLC. The managing member of Wyndcrest DD Investment Holdings, LLC is Wyndcrest Holdings, LLC, and the managing member of Wyndcrest Holdings, LLC is Textor Ventures, Inc. Mr. Textor, as the president and sole director of Textor Ventures, Inc., holds voting power and investment power over the shares of the Common Stock beneficially owned by Wyndcrest DD Investment Holdings, LLC and disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein.

(3)                                  Consists of (i)            shares of the Common Stock held by Elk River Investments, LLLP, an entity wholly owned by Mr. Teaford, his wife and Elk River Management, LLC, an entity managed by Mr. Teaford and his wife, and (ii)            shares of the Common Stock underlying options that are exercisable within 60 days of June    , 2012.

(4)                                  Consists of (i)            shares of the Common Stock underlying options that are exercisable within 60 days of June    , 2012.

(5)                                  Consists of (i)            shares of the Common Stock and (ii) 230,000 shares of the Common Stock underlying options that are exercisable within 60 days of June    , 2012.

(6)                                  Consists of            shares of the Common Stock underlying options that are exercisable within 60 days of June    , 2012. Mr. Plumer was Chief Executive Officer of Digital Domain until October 2011; since his resignation from such position, he continued to serve the Company as Production and Studio Development Executive Advisor until February 2012.

(7)                                  Consists of            shares of the Common Stock underlying options that are exercisable within 60 days of June    , 2012.

(8)                                  Consists of            shares of the Common Stock underlying options that are exercisable within 60 days of June    , 2012.

(9)                                  Consists of            shares of the Common Stock underlying options that are exercisable within 60 days of June    , 2012.

(10)                            Consists of            shares of the Common Stock underlying options that are exercisable within 60 days of June    , 2012.

(11)                            Consists of            shares of the Common Stock underlying options that are exercisable within 60 days of June    , 2012.

(12)                            Consists of            shares of the Common Stock underlying options that are exercisable within 60 days of June    , 2012.

(13)                            PBC GP III, LLC is the sole manager of each of PBC Digital Holdings, LLC, PBC Digital Holdings II, LLC, PBC MGPEF DDH, LLC and PBC DDH Warrants, LLC. PBC GP III, LLC is managed by a Board of Managers consisting of Nathan Ward, Shaun McGruder, Michael Schmickle and James Harpel and all decisions require a vote of 66 2/3% of the members of the Board of Managers. The shares attributed to PBC GP III, LLC in the table consist of (i) an aggregate of 8,038,340 shares of the Common Stock beneficially owned by PBC Digital Holdings, LLC, (ii) an aggregate of 3,054,057 shares of the Common Stock beneficially owned by PBC

Digital Holdings II, LLC, (iii) an aggregate of 4,734,575 shares of the Common Stock beneficially owned by PBC MGPEF DDH, LLC and (iv) an aggregate of 670,411 shares of the Common Stock beneficially owned by PBC DDH Warrants, LLC. PBC GP III, LLC disclaims beneficial ownership of all of the shares of the Common Stock, beneficially owned by these four holders of our securities. The business address for each of PBC GP III, LLC, PBC Digital Holdings, LLC, PBC Digital Holdings II, LLC, PBC MGPEF DDH, LLC and PBC DDH Warrants, LLC is 505 S. Flagler Drive, Suite 1400, West Palm Beach, Florida 33401.

(14)                            Consists of (i)            shares of the Common Stock and (ii)               shares of the Common Stock underlying immediately convertible debt. The general partner of Comvest Capital II, L.P. is ComVest Capital II Partners L.P., and the general partner of ComVest Capital II Partners L.P. is ComVest Capital II Partners UGP, LLC. Robert O’Sullivan is the managing partner of ComVest Capital II Partners UGP, LLC. Mr. O’Sullivan holds investment and voting power over our securities held by Comvest Capital II, L.P. and disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein. The address for Comvest Capital II, L.P. is CityPlace Tower, 525 Okeechobee Blvd. Suite 1050, West Palm Beach, Florida 33401.

Description of Common Stock

The Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 25,000,000 shares of Preferred Stock, par value $0.01 per share.  The following is a summary of the rights of the holders of the Common Stock, and related provisions of our amended and restated articles of incorporation and amended and restated bylaws, and certain provisions of the Florida Business Corporation Act (the “FBCA”).  For more detailed information, please see our amended and restated articles of incorporation and amended and restated bylaws, as filed as exhibits to the Company’s Registration Statement on Form S-1 relating to the initial public offer of the Common Stock, and to the applicable provisions of the FBCA.

As of June 7, 2012, the Company had outstanding                   shares of Common Stock, held of record by      shareholders.  As of June 7, 2012, the Company had no shares of Preferred Stock outstanding.

The holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders and may not cumulate their votes for the election of directors.  The holders of Common Stock do not have preemptive rights to subscribe for additional shares of any class that may be issued by us, and no share of Common Stock is entitled in any manner to any preference over any other share of such stock.

The holders of shares of Common Stock are entitled to receive dividends when, as and if declared by our board of directors in its sole and absolute discretion out of funds legally available therefor.  Upon the Company’s dissolution, the holders of Common Stock are entitled to share, pro rata, in our net assets after payment of or provision for all of our debts and liabilities, and after provision for any class of preferred stock or other senior security which may be issued by us.  Each share of Common Stock is entitled to participate on a pro rata basis with each other share of such stock in dividends and other distributions declared on shares of any class of Common Stock.

Shareholder Approval

NYSE Shareholder Approval Requirements

Section 312.03 of the NYSE Listed Company Manual requires that a listed company obtain the consent of its shareholders prior to issuing securities if the number of shares of common stock to be issued, or if the number of shares of common stock into which such securities may be convertible or exercisable, exceeds either 20% of the number of shares of common stock or 20% of the voting power outstanding before the issuance (the “Exchange Cap”).  The maximum number of shares of Common Stock issuable, without taking into account the Exchange Cap, upon the conversion of the Senior Notes and the Subordinated Note and the exercise of the Warrants represents, in the aggregate, in excess of 20% percent of the number of the outstanding shares of Common Stock before the issuance of the Senior Notes, the Subordinated Note and the Warrants.

Written Consent

By written consent dated as of May 7, 2012, the holders of a majority of the outstanding shares of the Common Stock approved the issuance of any and all securities issuable, without taking into account the otherwise applicable Exchange Cap, pursuant to the terms of the Senior Notes, the Subordinated Note, and the Warrants (whether upon conversion, exercise or otherwise pursuant thereto).

Dissenters’ Rights of Appraisal

Shareholders have no rights under Florida law, our amended and restated articles of incorporation or our amended and restated bylaws to exercise dissenters’ rights of appraisal with respect to the transactions described herein.

Proxies Are Not Solicited

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us a Proxy.

Interest of Certain Persons in or Opposition to Matters to Be Acted upon

None of the Company’s current or former officers or directors have any substantial interest in the transactions described herein, other than to the extent that they are shareholders of the Company, except that John C. Textor, the Company’s Chief Executive Office, Chairman of its Board of Directors and a party to the Shareholder Action, was a personal guarantor of certain of the refinanced obligations formerly owing to the Existing Senior Lender, and was not required to personally guarantee either the Senior Notes of the Subordinated Note..

Proposals by Security Holders

Not applicable.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address.  This practice, known as “householding”, is designed to reduce our printing and postage costs.  However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered.  You may make such a written or oral request by sending a written notification stating (a) your name, (b) your shared address, and (c) the address to which the Company should direct the additional copy of this Information Statement, to the Company at 10250 SW Village Parkway, Port St. Lucie, FL, 34987, Attention: Corporate Secretary, or by telephone at (772) 345-8000.  Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made in the same manner by mail or telephone to the Company’s principal executive offices.

Where You Can Find More Information

The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC.  You may read and copy any reports, statements, or other information the Company files at the SEC’s public reference room in Washington, D.C.  Please call the SEC at 1-800-732-0330 for further information on the public reference rooms.  The Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

By Order of the Board of Directors,

John C. Textor
Chairman and Chief Executive Officer